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                                                                    EXHIBIT 21.1

                                 NITROMED, INC.
                       LIST OF SUBSIDIARIES OF THE COMPANY
                            (AS OF DECEMBER 31, 2003)


          Name of Subsidiary              Jurisdiction of Incorporation
          ------------------              -----------------------------

          NitroMed Securities Corp.       Massachusetts